Exhibit 99.1

7 November 2019 US; 8 November 2019 Australia

Amcor reports strong first quarter results and reaffirms outlook for fiscal 2020

CHICAGO and MELBOURNE, Australia — Amcor plc (NYSE: AMCR, ASX: AMC) today reported results for the quarter ended 30 September 2019.

Q1 Fiscal 2020 Highlights*

•                  GAAP net income of $66 million and GAAP Earnings Per Share (EPS) of 4.1 US cents per share;

•                  Adjusted EBIT of $335 million, up 9.5% in constant currency terms;

•                  Adjusted net income of $218 million and adjusted EPS of 13.4 US cents per share, both up 14.9% in constant currency terms;

•                  Quarterly dividend of 11.5 US cents per share declared today (annualised yield of 4.7% as of 1 November 2019);

•                  Repurchased 5.8 million shares in the quarter as the company commenced a $500 million buy-back;

•                  Integration of the Bemis business progressing well; on track to deliver $180 million of pre-tax cost synergies over three years; and

•                  Reaffirmed fiscal 2020 expectations for adjusted EPS growth of 5% to 10% in constant currency terms.

Amcor’s CEO Mr. Ron Delia said: “Amcor’s fiscal 2020 is off to a solid start with strong financial results in the first quarter in line with our expectations.  We are encouraged by the momentum in the base business, the initial synergy contribution from the Bemis acquisition, and continued progress on our sustainability agenda.  Amcor is on track to deliver on the expectations we set for fiscal 2020 of 5% to 10% EPS growth.”

“We continue to execute on the range of opportunities within our control to grow earnings and cash flow.  During the quarter, the underlying business performed well, with volume and sales growth in North America and Western Europe, strong operating cost performance and synergy benefits driving 15% earnings growth. The integration of the Bemis business has proceeded in line with expectations and keeps us on track to deliver $65 million of pre-tax cost synergies in fiscal 2020 and $180 million by the end of fiscal 2022.”

“We are making strong progress against our priorities to deliver organic growth in the underlying business, maximise the benefits from the Bemis acquisition and capitalise on the increasing need to develop packaging that best protects the environment.  With over $1 billion of annual cash flow to deploy across dividends, acquisitions, strategic investments and share buy-backs, Amcor is well positioned to continue generating strong returns for shareholders.”

Key financials*

GAAP results	1Q19 $ million	1Q20 $ million
Net sales	2,262.4	3,140.7
Net income	98.4	66.0
EPS (diluted US cents)	8.5	4.1

Adjusted non-GAAP results	Combined 1Q19 $ million	1Q20 $ million	Reported r%	Constant Currency r%
Sales	3,223.5	3,140.7	(2.6)	(1.0)
EBIT	309.9	335.1	8.1	9.5
Net income	192.2	218.1	13.4	14.9
EPS (diluted US cents)	11.8	13.4	13.4	14.9

*GAAP results for the prior year reflects the legacy Amcor business only.   Adjusted non-GAAP measures exclude items which management considers are not representative of ongoing operations.  Adjusted non-GAAP results for the prior period is based on unaudited combined financial information.  Further details related to non-GAAP measures and reconciliations to GAAP measures can be found under Presentation of non-GAAP financial information” and in the tables included in this release.  All amounts referenced throughout this document are in US dollars unless otherwise indicated.

Presentation of prior year financial information

On 11 June 2019, the all-stock acquisition of Bemis Company, Inc. was completed.  Amcor was determined to be the acquirer for accounting purposes and as a result, financial information prepared under U.S. generally accepted accounting principles (“U.S. GAAP”) for periods prior to the completion date reflect the historical financial information for the legacy Amcor business only.

Financial information included in this release and described as “Combined” represents the addition of Amcor and Bemis individual results for the quarter ended 30 September 2018, after adjusting for the required divestiture of certain flexible plants in Europe and the United States.  See “Basis of Preparation of Supplemental Unaudited Combined Financial Statements” in this release.

Bemis acquisition update

Integration of the Bemis business is progressing in line with expectations and resulted in approximately $10 million (pre-tax) of cost synergies in the first quarter.  We remain on track to achieve the previously announced synergy benefits of $180 million (pre-tax) by the end of the 2022 fiscal year, with $65 million of those benefits expected in the 2020 fiscal year.

Cash restructuring and integration costs of approximately $18 million were incurred in the first quarter.  We continue to expect total cash integration costs of $150 million, with approximately $100 million expected to be incurred in the 2020 fiscal year.

Capital returns to shareholders

$500 million on-market share buy-back

Amcor repurchased 5.8 million shares in the first quarter as we commenced the $500 million share buy-back announced in August of 2019.  The company expects to complete the buy-back by the end of the 2020 fiscal year.

Dividend

The Amcor Board of Directors today declared a quarterly cash dividend of 11.5 US cents per share.  The dividend will be paid in US dollars to holders of Amcor’s ordinary shares trading on the NYSE.  Holders of CDIs trading on the ASX will receive an unfranked dividend of 16.7 Australian cents which reflects the quarterly dividend of 11.5 US cents per share converted at an average AUD:USD exchange rate of 0.687 over the five trading days ended 1 November 2019.

The ex-dividend date will be 27 November 2019, the record date will be 28 November 2019 and the payment date will be 17 December 2019.  Amcor has received a waiver from the ASX’s settlement operating rules, which will allow Amcor to defer processing conversions between its ordinary share and CDI registers from 27 November 2019 to 28 November 2019 inclusive.

First quarter financial results

Segment information

	Combined 1Q19			1Q20
Adjusted financial result	Net sales $m	EBIT $m	EBIT / Sales %	Net sales $m	EBIT $m	EBIT / Sales %	EBIT / average funds employed %(1)
Flexibles	2,496.7	271.6	10.9	2,430.8	290.5	12.0	14.4
Rigid Packaging	729.0	68.3	9.4	710.6	70.5	9.9	17.7
Other	(2.2)	(30.0)		(0.7)	(25.9)
Total Amcor	3,223.5	309.9	9.6	3,140.7	335.1	10.7	14.1

(1)         Average funds employed includes shareholders equity and net debt, calculated using a four quarter average and LTM adjusted EBIT.

Flexibles

	Combined 1Q19 $ million	1Q20 $ million	Reported r%	Constant Currency r%
Adjusted Sales	2,496.7	2,430.8	(2.6)	(0.8)
Adjusted EBIT	271.6	290.5	7.0	8.5
Adjusted EBIT / sales %	10.9	12.0

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Net sales were broadly in line with the prior period’s combined sales in constant currency terms.  This includes higher sales and volumes across the Flexibles North America and Flexibles Europe, Middle East and Africa businesses, offset by lower sales and volumes in Flexibles Latin America and customer destocking in the Specialty Cartons business in Europe.

Adjusted EBIT of $290.5 million was 8.5% higher than last year’s combined adjusted EBIT in constant currency terms.   Growth was driven by approximately $5 million of synergy benefits from the Bemis acquisition, a combination of strong operating cost performance across all businesses and year-over-year benefits from the normal time lag in recovering higher raw material costs.

Rigid Packaging

	1Q19 $ million	1Q20 $ million	Reported r%	Constant Currency r%
Sales	729.0	710.6	(2.5)	(1.8)
Adjusted EBIT	68.3	70.5	3.2	3.4
Adjusted EBIT / sales %	9.4	9.9

Net sales were 0.9% lower than the prior period’s sales in constant currency terms and excluding an unfavourable impact from the pass through of raw material costs. Volumes in Latin America were in line with last year however mix was unfavourable and in North America, volumes were higher and mix was favourable.

Adjusted EBIT of $70.5 million was 3.4% higher than last year’s adjusted EBIT in constant currency terms which reflects higher volumes and plant cost improvements partly offset by unfavourable mix in Latin America.

Other

Adjusted EBIT	Combined 1Q19 $ million	1Q20 $ million
Equity in income (loss) of affiliated companies, net of tax	4.2	2.3
General corporate expenses	(34.2)	(28.2)
Total Other	(30.0)	(25.9)

General corporate expenses of $28.2 million include $5 million of synergy benefits related to the Bemis acquisition.

Net interest and income tax expense

Net interest expense for the three months ended 30 September 2019 was $53.0 million.  This includes benefits from lower borrowing costs and lower average debt levels and was in line with Amcor’s expectations for the quarter.

GAAP income tax expense for the three months ended 30 September 2019 was $21.8 million.  Excluding amounts related to non-GAAP adjustments, adjusted income tax expense for the three months ended 30 September 2019 was $62.0 million, representing an effective tax rate of 22.0%.

Cash flow and balance sheet

Adjusted cash outflow after dividends was $143.4 million and was in line with Amcor’s expectations for the quarter.

Net debt was $5,292 million at 30 September 2019.  The decrease of $209 million compared with net debt at 30 June 2019 was mainly driven by the receipt of proceeds from the divestment of three legacy Bemis medical packaging plants in the United Kingdom and Ireland during the quarter.

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Fiscal year 2020 outlook

Consistent with guidance provided in August 2019, the company continues to expect:

•                  Adjusted constant currency EPS growth of approximately 5% to 10% compared with adjusted combined EPS of 58.2 US cents per share in the 2019 fiscal year.

•                  Assuming fiscal 2019 average exchange rates, this implies a constant currency EPS range of 61.0 to 64.0 US cents per share.

•                  This guidance range is inclusive of pre-tax synergy benefits associated with the Bemis acquisition of $65 million.

•                  Cash flow after dividends of between $300 to $400 million, which is before deducting approximately $100 million of cash integration costs.

•                  Also consistent with additional guidance provided for fiscal 2020, the company continues to expect:

•                  General corporate expenses of $160 to $170 million in constant currency terms;

•                  Net interest costs of $230 to $250 million in constant currency terms; and

•                  Adjusted effective tax rate of 21% to 23%.

Conference call

Amcor is hosting a conference call with investors and analysts to discuss these results today, Thursday 7 November 2019 at 5.30 pm US Eastern Time / Friday 8 November 2019 at 9.30 am Australian Eastern Daylight Time. Investors are invited to listen to a live webcast of the conference call at our website, www.amcor.com, in the “Investors” section.

Those wishing to access the call should use the following toll-free numbers, with the Conference ID 8594848:

•                  US & Canada — 866 211 4133

•                  Australia — 1800 287 011

•                  United Kingdom — 0800 051 7107

•                  Singapore — 800 852 6506

•                  Hong Kong — 800 901 563

From all other countries, the call can be accessed by dialling +1 647 689 6614 (toll).

A replay of the audiocast will also be available on www.amcor.com following the call.

About Amcor

Amcor is a global leader in developing and producing responsible packaging for food, beverage, pharmaceutical, medical, home and personal-care, and other products.  Amcor works with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve value chains through a range of flexible and rigid packaging, specialty cartons, closures, and services. The company is focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using a rising amount of recycled content. Around 50,000 Amcor people generate $13 billion in sales from operations that span about 250 locations in 40-plus countries.  NYSE: AMCR; ASX: AMC

www.amcor.com  I  LinkedIn  I  Facebook  I  Twitter  I  YouTube

For further information please contact:

Investors Tracey Whitehead Head of Investor Relations Amcor +61 3 9226 9028 tracey.whitehead@amcor.com	Damien Bird Vice President Investor Relations Amcor +61 3 9226 9070 damien.bird@amcor.com	Jay Koval Vice President Investor Relations Amcor +1 224 313 7127 jay.koval@amcor.com

Media — Australia James Strong Citadel-MAGNUS +61 448 881 174 jstrong@citadelmagnus.com	Media — Europe Ernesto Duran Head of Global Communications Amcor +41 78 698 69 40 ernesto.duran@amcor.com	Media — North America Daniel Yunger Kekst CNC +1 212 521 4879 daniel.yunger@kekstcnc.com

Amcor plc UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom

UK Overseas Company Number: BR020803
Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey

Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN): 630 385 278

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Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Amcor plc (“Amcor”) has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor, as applicable, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor or any of its respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results and projections made herein to differ from expectations include, but are not limited to: failure to realize the anticipated benefits of the acquisition of Bemis Company, Inc. (“Bemis”), and the cost synergies related thereto;  failure to successfully integrate Bemis’ business and operations in the expected time frame or at all; integration costs related to the acquisition of Bemis; the loss of key customers or a reduction in production requirements of key customers; fluctuations in consumer demand patterns; significant competition in the industires and regions in which Amcor operates; Amcor’s inability to expand its business; the potential loss of intellectual property rights; price fluctuations or shortages in the availability of raw materials, energy and other inputs; disruptions to production and supply; costs and liabilities related to current and future environmental, health and safety regulations; the possibility of labor disputes; uncertainties related to future dividend payments and share buy-backs; fluctuations in our credit ratings; other risks related to the business, including the effects of industry, economic or political conditions, legal and regulatory proceedings, interest rates, exchange rates and international operations; disruptions to the financial or capital markets; and other risks and uncertainties identified from time to time in Amcor’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation, those described under Item 1A. “Risk Factors” of Amcor’s annual report on Form 10-K and in Amcor’s quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

On-market share buy-back

Under the buy-back, any repurchases will be effected in accordance with Amcor plc’s general authority to repurchase shares and CDIs established and in accordance with all relevant legal and regulatory requirements.  The company may not complete the buy-back on the estimated timeline, is not obliged to make any repurchases and the buy-back may be suspended for periods or discontinued at any time.

Amcor and Bemis combination

On 11 June 2019, the all-stock acquisition of Bemis Company, Inc. was completed under the terms of the agreement announced on 6 August 2018. Pursuant to that agreement, Bemis shareholders received 5.1 Amcor shares for each Bemis share held and Amcor Limited shareholders received one Australian Securities Exchange listed CHESS Depositary Instrument for each share held.  As a result of these share exchanges, the assets of both Amcor Limited and Bemis were merged into Amcor, and Amcor was determined to be the acquirer for accounting purposes.  As a result, the historical financial statements of Amcor, prepared under U.S. generally accepted accounting principles (“U.S. GAAP”), for the periods prior to the combination are considered to be the historical financial statements of Amcor Limited.

Basis of Preparation of Supplemental Unaudited Combined Financial Information

In order to provide the most meaningful comparison of results of operations and results by reporting segment, the Company has included Supplemental Unaudited Combined Financial Information, which combines Amcor and Bemis historical operating results and has been prepared to illustrate the effects of the combination, assuming the combination had been consummated on 1 July 2018. The Supplemental Unaudited Combined Financial Information includes adjustments for (1) accounting policy alignment, (2) elimination of the effect of events that are directly attributable to the combination (e.g., one-time transaction costs), (3) elimination of the effect of consummated and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the transaction, and (4) items which management considers are not representative of ongoing operations. The Supplemental Unaudited Combined Financial Information does not include the preliminary purchase accounting impact, which has not been finalised at the date of the release and does not reflect any cost or growth synergies that Amcor may achieve as a result of the transaction, future costs to combine the operations of Amcor and Bemis or the costs necessary to achieve any cost or growth synergies. The Supplemental Unaudited Combined Financial Information has been presented for informational purposes only and is not necessarily indicative of what Amcor’s results of operations actually would have been had the combination been completed as of 1 July 2018, nor is it indicative of the future operating results of Amcor. The Supplemental Unaudited Combined Financial Information should be read in conjunction with the separate historical financial statements and accompanying notes contained in each of the Amcor and Bemis periodic reports, as available.  For avoidance of doubt, the Supplemental Unaudited Combined Financial Information is not intended to be, and was not, prepared on a basis consistent with the unaudited condensed combined financial information in Amcor’s Registration Statement on Form S-4 filed March 25, 2019 with the SEC (the “S-4 Pro Forma Statements”), which provides the pro forma financial information required by Article 11 of Regulation S-X. For instance, the Supplemental Unaudited Combined Financial Information does not give effect to the combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 805, Business Combinations (“ASC Topic 805”), with Amcor treated as the legal and accounting acquirer. The Supplemental Unaudited Combined Financial Information has not been adjusted to give effect to pro forma events that are (1) directly attributable to the combination, (2) factually supportable, or (3) expected to have a continuing impact on the combined results of Amcor and Bemis. More specifically, other than excluding Amcor’s divested plants and one-time transaction costs, the Supplemental Unaudited Combined Financial Information does not reflect the types of pro forma adjustments set forth in S-4 Pro Forma Statements. Consequently, the Supplemental Unaudited Combined Financial Information is intentionally different from, but does not supersede, the pro forma financial information set forth in S-4 Pro Forma Statements.

Presentation of non-GAAP financial information

Included in this announcement are measures of financial performance that are not calculated in accordance with U.S. GAAP.  These measures include adjusted EBIT (calculated as earnings before interest and tax), adjusted net income, adjusted earnings per share, adjusted free cash flow, adjusted cash flow after dividends, net debt and the Supplemental Unaudited Combined Financial Information including adjusted earnings before interest, tax, amortisation and depreciation, adjusted earnings before interest and tax, and adjusted earnings per share and any ratios related thereto.  In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. While not all inclusive, examples of these items include:

•                  material restructuring programs, including associated costs such as employee severance, pension and related benefits, impairment of property and equipment and other assets, accelerated depreciation, termination payments for contracts and leases, contractual obligations and any other qualifying costs related to the restructuring plan;

•                  earnings from discontinued operations and any associated profit on sale of businesses or subsidiaries;

•                  consummated and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for Amcor’s acquisition of Bemis;

•                  impairments in goodwill and equity method investments;

5

•                  material acquisition compensation and transaction costs such as due diligence expenses, professional and legal fees and integration costs;

•                  material purchase accounting adjustments for inventory;

•                  amortization of acquired intangible assets from business combinations;

•                  impact of economic net investment hedging activities not qualifying for hedge accounting;

•                  payments or settlements related to legal claims; and

•                  impacts from hyperinflation accounting.

Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the company’s reporting segments and certain of the measures are used as a component of Amcor’s board of directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor also evaluates performance on a constant currency basis, which measures financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute constant currency results, we multiply or divide, as appropriate, current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the company. For each of these non-GAAP financial measures, a reconciliation to the most directly comparable U.S. GAAP financial measure has been provided herein. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP.   The company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant items without unreasonable effort.  These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets and certain tax related events.  These items are uncertain, depend on various factors and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.

U.S. GAAP condensed consolidated statement of income

	Three months ended 30 September
($ million)	2018	2019
Net sales	2,262.4	3,140.7
Cost of sales	(1,868.6)	(2,594.0)
Gross profit	393.8	546.7
Selling, general and administrative expenses	(198.3)	(371.9)
Research and development expenses	(14.2)	(25.9)
Restructuring and related expenses	(12.5)	(17.6)
Other income, net	8.7	9.3
Operating income	177.5	140.6
Interest expense, net	(53.4)	(53.0)
Other non operating income (loss), net	(2.6)	7.6
Income from continuing operations before income taxes and equity in income (loss) of affiliated companies	121.5	95.2
Income tax expense	(21.7)	(21.8)
Equity in income (loss) of affiliated companies, net of tax	1.7	2.3
Income from continuing operations	101.5	75.7
Income/(loss) from discontinued operations, net of tax(1)	—	(7.7)
Net income	101.5	68.0
Net (income) loss attributable to non-controlling interests	(3.1)	(2.0)
Net income attributable to Amcor plc	98.4	66.0
USD:EUR FX rate	0.8599	0.8991

Basic earnings per share attributable to Amcor	8.5	4.1
Diluted earnings per share attributable to Amcor	8.5	4.1
Weighted average number of shares outstanding — Basic	1,154.0	1,623.2
Weighted average number of shares outstanding - Diluted	1,158.7	1,626.1

(1)         Represents loss generated from three former Bemis plants located in the United Kingdom and Ireland from 1 July 2019 to 8 August 2019.  Amcor announced the disposal of these assets to Kohlberg & Company on 25 June 2019. This divestment was required by the European Commission at the time of approving Amcor’s acquisition of Bemis on 11 February 2019.

U.S. GAAP condensed consolidated statement of cash flows

	Three months ended 30 September
($ million)	2018	2019
Net income	101.5	68.0
Depreciation, amortisation and impairment	86.0	184.3
Changes in working capital	(520.0)	(348.2)
Other non-cash items	26.7	6.5
Net cash provided from operating activities	(305.8)	(89.4)
Purchase of property, plant and equipment and other intangible assets	(112.8)	(115.4)
Proceeds from sale of property, plant and equipment and other intangible assets	7.8	2.4
Proceeds from divestiture	—	397.1
Net debt (repayments)/proceeds	197.7	(237.6)
Dividends paid non-controlling interests	(2.1)	(0.5)
Share buy-back	—	(58.3)
Other, including effects of exchange rate on cash and cash equivalents	(51.4)	(19.7)
Net decrease in cash and cash equivalents	(266.6)	(121.4)
Cash and cash equivalents at the beginning of the period	620.8	601.6
Cash and cash equivalents at the end of the period	354.2	480.2

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U.S. GAAP condensed consolidated balance sheet

($ million)	30 June 2019	30 September 2019
Cash and cash equivalents	601.6	480.2
Trade receivables, net	1,864.3	1,789.5
Inventories, net	1,953.8	1,874.4
Assets held for sale(1)	416.1	—
Property, plant and equipment, net	3,975.0	3,869.0
Goodwill and other intangible assets, net	7,462.8	7,240.3
Other assets	891.4	1,477.3
Total assets	17,165.0	16,730.7
Trade payables	2,303.4	1,891.9
Short-term debt and current portion of long term debt	794.2	317.8
Long-term debt, less current portion	5,309.0	5,454.8
Liabilities held for sale(1)	20.9	—
Accruals and other liabilities	3,062.8	3,574.8
Shareholders equity	5,674.7	5,491.4
Total liabilities and shareholders equity	17,165.0	16,730.7

(1)         Represents the net asset value related to three former Bemis plants located in the United Kingdom and Ireland.  Amcor announced the disposal of these assets to Kohlberg & Company on 25 June 2019 and the transaction closed on 8 August 2019. This divestment was required by the European Commission at the time of approving Amcor’s acquisition of Bemis on 11 February 2019.

Reconciliation of non-GAAP measures

Reconciliation of adjusted Earnings before interest and tax (EBIT), Net income and Earnings per share (EPS)

	Three months ended 30 September 2018			Three months ended 30 September 2019
($ million)	EBIT	Net income	EPS (diluted US cents)	EBIT	Net income	EPS (diluted US cents)
Net income attributable to Amcor	98.4	98.4	8.5	66.0	66.0	4.1
Net income attributable to non controlling interests	3.1			2.0
(Income) / loss from discontinued operations	—			7.7	7.7	0.4
Tax expense	21.7			21.8
Interest expense, net	53.4			53.0
EBIT, Net income and EPS	176.6	98.4	8.5	150.5	73.7	4.5
Material restructuring and related costs	10.1	10.1	0.9	17.3	17.3	1.1
Impairment in equity method investments	2.5	2.5	0.2	—	—	—
Net investment hedge not qualifying for hedge accounting	2.7	2.7	0.2	—	—	—
Material transaction and other costs(1)	5.3	5.3	0.5	83.6	83.6	5.2
Material impact of hyperinflation	9.4	9.4	0.8	15.4	15.4	0.9
Amortisation of acquired intangibles	4.8	4.8	0.4	68.3	68.3	4.2
Tax effect of above items		(5.2)	(0.4)		(40.2)	(2.5)
Adjusted EBIT, Net income and EPS	211.4	128.0	11.1	335.1	218.1	13.4
Combined Adjustments(2)	98.5	64.2	0.7	—	—	—
Combined Adjusted EBIT, Net Income EPS	309.9	192.2	11.8	335.1	218.1	13.4

(1)         Includes costs associated with the Bemis acquisition.

(2)         Includes Bemis and remedy adjustments. EPS also adjusts for new shares issued to complete the Bemis combination.

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Reconciliation of adjusted EBIT by reporting segment

	Three months ended 30 September 2018				Three months ended 30 September 2019
($ million)	Combined Flexibles	Rigid Packaging	Combined Other(1)	Total Combined	Flexibles	Rigid Packaging	Other(1)	Total
Net income attributable to Amcor				98.4				66.0
Net income attributable to non controlling interests				3.1				2.0
(Income) / loss from discontinued operations				—				7.7
Tax expense				21.7				21.8
Interest expense, net				53.4				53.0
EBIT	151.6	49.9	(24.9)	176.6	142.7	49.8	(42.0)	150.5
Material restructuring and related costs	—	10.1	—	10.1	13.7	3.3	0.3	17.3
Impairment in equity method investments	—	—	2.5	2.5	—	—	—	—
Net investment hedge not qualifying for hedge accounting	—	—	2.7	2.7	—	—	—	—
Material transaction and other costs	—	—	5.3	5.3	67.1	0.7	15.8	83.6
Material impact of hyperinflation	2.5	6.9	—	9.4	—	15.4	—	15.4
Amortisation of acquired intangibles	3.4	1.4	—	4.8	67.0	1.3	—	68.3
Adjusted EBIT	157.5	68.3	(14.4)	211.4	290.5	70.5	(25.9)	335.1
Combined Adjustments(2)	114.1	—	(15.6)	98.5	—	—	—	—
Combined Adjusted EBIT	271.6	68.3	(30.0)	309.9	290.5	70.5	(25.9)	335.1
Adjusted EBIT / sales %	10.9	9.4	—	9.6	12.0	9.9	—	10.7
Average funds employed(3)					8,641	1,765	(91)	10,315
Adjusted EBIT / average funds employed %					14.4	17.7	—	14.1

(1)         Other includes equity in income (loss) of affiliated companies, net of tax and general corporate expenses.

(2)         Includes Bemis and remedy adjustments.

(3)         Average funds employed includes shareholders equity and net debt, calculated using a 4 quarter average and LTM adjusted EBIT.

Reconciliation of adjusted free cash flow and cash flow after dividends

($ million)	Three months ended 30 September 2018(1)	Three months ended 30 September 2019
Net cash provided from operating activities	(305.8)	(89.4)
Net capital expenditure	(112.8)	(115.4)
Material transaction related costs(2)	—	61.9
Adjusted free cash flow (before dividends)(3)	(418.6)	(142.9)
Dividends	(2.1)	(0.5)
Adjusted cash flow after dividends	(420.7)	(143.4)

(1)         Adjusted financial result of the legacy Amcor business from 1 July 2018 to 30 September  2018.

(2)         Transaction costs related to the Bemis acquisition.

(3)         Adjusted free cash flow excludes material transaction related costs because these cash flows are not considered to be directly related to the underlying business.

Reconciliation of net debt

($ million)	30 June 2019	30 September 2019
Cash and cash equivalents	(601.6)	(480.2)
Short term debt	788.8	312.8
Current portion of long term debt	5.4	5.0
Long term debt excluding current portion of long term debt	5,309.0	5,454.8
Net debt	5,501.6	5,292.4

Supplemental Unaudited Combined Amcor and Bemis 2018 Financial Information for the three months ended 30 September 2018

The Supplemental Unaudited Combined Financial Information presented for the three months ended 30 September 2018 reflects estimates for Amcor as if the Bemis acquisition took effect on 1 July 2018.

Key combined financial measures and ratios(1)

($ million)	Amcor(2)	Bemis(3)	Adjustments(4)	Combined results
Adjusted sales	2,260.6	1,019.4	(56.5)	3,223.5
Adjusted EBIT	211.4	112.1	(13.6)	309.9
Adjusted net income	128.0	76.8	(12.6)	192.2

(1)         Further details related to non-GAAP measures and reconciliations are presented above.

(2)         Adjusted financial result of the legacy Amcor busines from 1 July 2018 to 30 September 2018.

(3)         Adjusted financial result of the legacy Bemis business from 1 July 2018 to 30 September 2018.

(4)         Elimination of financial results attributable to flexible packaging plants in Europe and the United States which were required to be sold in order to secure anti-trust approval for the Bemis acquisition.

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